Exhibit 11.1

432 Park Avenue South, 10th Floor New York, NY 10016 / (212) 481-3490 1901 South Congress Avenue, Suite 110 Boynton Beach, FL 33426 / (561) 752-1721

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this to Form 1-A POS Registration Statement of our report dated April 14, 2020 relating to the December 31, 2019 and 2018 consolidated financial statements of Manufactured Housing Properties, Inc. and Subsidiaries.

We also consent to the reference to our firm under the caption “experts” in the registration statement.

/s/ LIGGETT & WEBB P.A.
LIGGETT & WEBB P.A.
Certified Public Accountants

Boynton Beach, Florida
April 30, 2020